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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: March 30, 2000
                        (Date of earliest event reported)


                         CMC SECURITIES CORPORATION III
             (Exact name of Registrant as specified in its charter)


        Delaware                    33-47913                     75-2431913
(State of Incorporation)       (Commission File No.)          (I.R.S. Employer
                                                             Identification No.)
8401 North Central Expressway, Ste. 800
           Dallas, Texas                                           75225
(Address of Principal executive offices)                         (Zip Code)


       Registrant's Telephone Number, Including Area Code: (214) 874-2323



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Item 5. Other Events.


         Reference is hereby made to the Registrant's Registration Statement on Form S-3 (File No. 33-47913) filed with the Securities and Exchange Commission (the "Commission") on May 14, 1992, as amended by Amendment No. 1 thereto filed with the Commission on August 7, 1992, as further amended by Post Effective Amendment No. 1 thereto filed with the Commission on September 16, 1993, as further amended by Post Effective Amendment No.2 thereto filed with the Commission on December 13, 1993, and as further amended by Post Effective Amendment No.3 thereto filed with the Commission on February 14, 1994 (collectively, the "Registration Statement"), pursuant to which the Registrant registered $4,000,000,000 aggregate principal amount of its collateralized mortgage obligations, issuable in various series, for sale in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"). Reference is also hereby made to the Prospectus and the related Prospectus Supplement (collectively, the "Prospectus"), which will be filed with the Commission pursuant to Rule 424(b)(5), with respect to the Registrant's Collateralized Mortgage Obligations, Series 2000-1 (the "Bonds").

         The Registrant is filing this Current Report on Form 8-K to provide prospective investors with certain materials which constitute "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"), the filing of which materials is a condition of the relief granted in such letters (such materials being the "Computational Materials"). The Computational Materials were prepared solely by Donaldson, Lufkin & Jenrette Securities Corporation in connection with the offering of the Bonds, and the Registrant did not prepare or participate in the preparation of the Computational Materials. The Computational Materials are set forth in Exhibit 99.1 hereto.

         The assumptions used in preparing the Computational Materials were based upon a preliminary compilation of the underlying collateral and the estimated principal amount and other features of the Bonds. The actual features of the Bonds and a detailed description of the final constituency of the underlying collateral are set forth in the Prospectus.

         Due to the preliminary nature of the collateral and information used in preparing the Computational Materials, no assurance can be given as to either the Computational Materials' or the underlying assumptions' accuracy, appropriateness or completeness in any particular context; nor can assurance be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

         Any yields or weighted average lives shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such



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yields or weighted average lives. In addition, it is possible that prepayments on the collateral will occur at rates slower or faster than the rates shown in the attached Computational Materials.

         Furthermore, unless otherwise provided, the Computational Materials assume no losses on the collateral and no interest shortfall. The specific characteristics of the Bonds may differ from those shown in the Computational Materials due to differences between the actual collateral and the hypothetical collateral used in preparing the Computational Materials. As noted above, the principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

         Please be advised that mortgage-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, mortgage prepayments, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

         Any statement or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.


Item 7. Financial Statements and Exhibits.

         (c)      Exhibits

                  Exhibit No.       Description

                        *99.1 Computational Materials provided by Donaldson, Lufkin & Jenrette Securities Corporation




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         *The Registrant is filing Exhibit 99.1 to this Current Report on Form
8-K on paper with the Commission under cover of Form SE concurrently with this EDGAR filing.



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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CMC SECURITIES CORPORATION III



March 30, 2000                         By: /s/ Andrew F. Jacobs
                                          --------------------------------------
                                          Andrew F. Jacobs,
                                          Executive Vice President - Finance



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                               INDEX TO EXHIBITS

                  Exhibit No.       Description
                  -----------       -----------

                         99.1       Computational Materials provided by
                                    Donaldson, Lufkin & Jenrette Securities
                                    Corporation




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